UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 17, 2008

ATMEL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-19032	77-0051991

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2325 Orchard Parkway
San Jose, CA 95131
(Address of principal executive offices, including zip code)
(408) 441-0311
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Executive Officer Actions; Letter Agreement
On October 17, 2008, Dr. Bernard Pruniaux notified Atmel Corporation (“Atmel”) that he was giving three months notice of his decision to retire from his employment as Atmel’s Vice President and General Manager, ASIC Business Unit. Pursuant to a letter agreement between Dr. Pruniaux and Atmel, to ensure a smooth transition of responsibilities, Dr. Pruniaux will remain as Vice President, Managing Director of Atmel Rousset SAS during the three month notice period, ending January 17, 2009, and will work on assignments and projects as specified in the letter agreement. Following January 17, 2009, it is anticipated that Dr. Pruniaux would work as a consultant for up to twelve months and would be compensated on a daily rate based on his current annual gross salary.
Also on October 17, 2008, the Board of Directors of Atmel named Jean Vaylet as Vice President and General Manager, ASIC Business Unit. Mr. Vaylet has been a Vice President of Atmel since 2000, and has previously managed the biometrics business unit and the previously divested Grenoble imaging business unit.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATMEL CORPORATION
Date: October 23, 2008	By:	/s/ Stephen Cumming
Stephen Cumming
Vice President Finance and Chief Financial Officer